Exhibit 99.1

CONTACT:	Christopher G. Marshall
Chief Financial Officer
Phone: (704) 554-5901
E-mail: cmarshall@nafhinc.com

GREEN BANKSHARES REPORTS FINANCIAL RESULTS
FOR THE SECOND QUARTER 2012

GREENEVILLE, Tenn. (August 8, 2012) – Green Bankshares, Inc. (NASDAQ:GRNB), a majority-owned subsidiary of Capital Bank Financial Corp. ("CBF," formerly  known as North American Financial Holdings, Inc.), today reported unaudited financial results for the second quarter of 2012.  Operating and financial highlights include the following:

•
Regarding the periods subsequent to the September 7, 2011 CBF investment, the Company reported net income of $3.0 million, or $0.02 per diluted share, for the second quarter of 2012, a decrease of approximately $224,000 from first quarter 2012 net income of $3.3 million or $0.02 per diluted share. The Company reported a net loss available to common shareholders of $12.4 million, or $0.94 per diluted share, for the second quarter of 2011.

•
The Company held a 34% ownership in Capital Bank, National Association ("Capital Bank, NA") as of June 30, 2012. CBF is the controlling owner of Capital Bank, NA, a $6.3 billion bank with 143 branches in Florida, North Carolina, South Carolina, Tennessee and Virginia.

•
As previously announced, CBF agreed to acquire 100% of Southern Community Financial Corp., which it expects to close, pending shareholder and regulatory approvals, during the third quarter of 2012.  Upon closing, Southern Community's regulated subsidiary, Southern Community Bank and Trust, will be merged into Capital Bank, NA.

•
The Company increased the equity investment balance in Capital Bank, NA by $3.8 million based on its equity in Capital Bank, NA’s net income and increased the equity investment balance by $2.0 million based on its equity in Capital Bank, NA’s other comprehensive income in the second quarter of 2012.

“Our team has been working hard in planning for the pending acquisition of Southern Community Financial Corp. While shareholder and regulatory approvals are still pending, Southern Community will expand the Bank’s franchise throughout North Carolina, where we see significant growth opportunities. Our recent renegotiation of the investment agreement to change the consideration mix to 100% cash represents our continued commitment to this strategic complement to our organization and eliminates obstacles on the road to a successful merger,” stated Gene Taylor, Chairman and Chief Executive Officer of the Company and Capital Bank.

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“Our strongest quarter to date for organic loan production, successes in resolution of problem assets and continued aggressive deposit repricing resulted in continued improvement in the Bank’s loan mix, net interest margin and profitability. The consolidation of certain duplicative functions during the second quarter is expected to result in further improvement of our efficiency ratio and our overall returns,” commented Chris Marshall, Chief Financial Officer of the Company and Capital Bank.

As previously announced, CBF agreed to acquire 100% of Southern Community Financial Corp., which it expects to close, pending shareholder and regulatory approvals, during the third quarter of 2012.  Upon closing, Southern Community's regulated subsidiary, Southern Community Bank and Trust, will be merged into Capital Bank, NA.

Bank Mergers

On September 7, 2011, GreenBank, which was formerly a wholly owned subsidiary of the Company, merged (the "Bank Merger") with and into Capital Bank, NA, a national banking association and subsidiary of TIB Financial Corp. ("TIB Financial"), a corporation organized under the laws of the State of Florida, Capital Bank Corporation, a corporation organized under the laws of the state of North Carolina ("Capital Bank Corp.") and CBF, with Capital Bank, NA as the surviving entity.  Through the subsidiary bank mergers the common stock of the subsidiary banks was converted into shares of Capital Bank, NA common stock based on each entity's relative tangible book value. As a result of the mergers of TIB Bank, Capital Bank and Green Bank into Capital Bank, NA, the Company now owns approximately 34% of Capital Bank, NA, with CBF directly owning 19%, Capital Bank Corp. directly owning 26% and TIB Financial owning the remaining 21%. As of June 30, 2012, Capital Bank, NA had total assets of $6.3 billion, total deposits of $5.1 billion and shareholders' equity of $966.5 million.  As of June 30, 2012, following the Bank Merger, Capital Bank, NA operated 143 branches in Tennessee, Florida, North Carolina, South Carolina, and Virginia. CBF is the owner of approximately 90% of the Company's common stock, approximately 83% of Capital Bank Corp.'s common stock and approximately 94% of TIB Financial's common stock.

The Company's investment in Capital Bank, NA is recorded as an equity-method investment in that entity.  As of June 30, 2012, the Company's investment in Capital Bank, NA totaled $324.3 million, which reflected the Company's pro rata ownership of Capital Bank, NA's total shareholders' equity as a result of the Bank Merger.   In periods subsequent to the Bank Merger, the Company will adjust this equity investment balance based on its equity in Capital Bank, NA's net income and comprehensive income.  In connection with the Bank Merger, the assets and liabilities of GreenBank were deconsolidated from the Company's balance sheet, resulting in a significant decrease in total assets and total liabilities of the Company in the third quarter of 2011.

Financial Discussion

Financial results for the second quarter of 2012 were significantly impacted by the controlling investment in the Company by CBF pursuant to which the Company applied push-down accounting for adjustments required due to the acquisition method of accounting.  Accordingly, the Company's assets and liabilities were adjusted to estimated fair values as of the September 7, 2011 CBF investment date, resulting in elimination of the allowance for loan losses.  Financial results prior to the CBF Investment have been labeled with "Predecessor Company" while results subsequent to the CBF Investment have been labeled with "Successor Company."

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The Successor Company reported net income of $3.0 million for the second quarter of 2012; these results reflected the Company's $3.8 million equity method income in Capital Bank, NA, $430,000 of non-interest expenses, and a $503,000 tax benefit. In comparison to the first quarter of 2012, the Successor Company reported net income of $3.3 million. The decrease of $0.3 million was mainly driven by a $0.2 million reduction in equity in income in Capital Bank, NA and $0.1 million of merger related expenses stemming from professional service expenses.

Due to the Merger discussed above and the resulting deconsolidation of GreenBank on September 7, 2011, the operating results for the second quarter of 2012 do not include the results of GreenBank and therefore are generally not comparable to results for the second quarter of 2011.

The Predecessor Company reported a net loss available to common shareholders of $12.4 million for the second quarter of 2011. The loss reported in the second quarter of 2011 was primarily due to a $14.3 million provision for loan losses and $6.3 million in foreclosed asset related expenses.

Predecessor Company net interest margin for the second quarter of 2011 was 3.91%.  Subsequent to the deconsolidation of GreenBank on September 7, 2011, the net interest margin is not meaningful as the Company has no interest earning assets.

The following table presents summarized financial information for Capital Bank, NA:

	Three months ended June 30, 2012	Six months ended June 30, 2012
Interest income	$72,893	$147,025
Interest expense	8,000	16,725
Net interest income	64,893	130,300
Provision for loan losses	6,608	11,984
Non-interest income	12,298	26,912
Non-interest expense	52,799	108,017
Net income	11,326	23,234

Potential Merger of the Company and CBF

On September 8, 2011, the Boards of Directors of CBF and the Company approved and adopted a merger agreement. The merger agreement provides for the merger, following the receipt of shareholder approval by the Company's shareholders (including CBF), of the Company with and into CBF, with CBF continuing as the surviving entity.

In the merger, each share of the Company's common stock issued and outstanding immediately prior to the completion of the merger, except for shares for which appraisal rights are properly exercised and certain shares held by CBF or the Company, will be converted into the right to receive 0.0915 of a share of CBF Class A common stock. No fractional shares of Class A common stock will be issued in connection with the merger, and holders of the Company's common stock will be entitled to receive cash in lieu thereof.

Since CBF is the majority shareholder of the Company, CBF will be able to determine the outcome of the shareholder vote needed to approve the merger.

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About Green Bankshares

Headquartered in Greeneville, Tennessee, Green Bankshares, Inc. is a financial services company with a 34% equity method investment in Capital Bank, NA, a national banking association with approximately $6.3 billion in total assets and 143 branches serving communities in Tennessee, Florida, North Carolina, South Carolina, and Virginia.

To learn more about Capital Bank, NA, visit www.capitalbank-us.com. For more information, contact Christopher G. Marshall, Chief Financial Officer, at (704) 554-5901.

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Information in this press release contains forward-looking statements. Such forward looking statements can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” or “continue,” or the negative thereof or other variations thereof or comparable terminology.  These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, market and economic conditions, the management of our growth, the risks associated with Capital Bank NA’s loan portfolio and real estate holdings, local economic conditions affecting retail and commercial real estate, the ability to integrate our new management and directors without encountering potential difficulties, the Company’s geographic concentration in the southeastern region of the United States, ability to integrate the operations of Green Bank with those of Capital Bank, NA, the potential for the interests of the other shareholders of Capital Bank, NA to differ from those of the Company, restrictions imposed by Capital Bank, NA’s loss sharing agreements with the FDIC, the assumptions and judgments required by loss share accounting and the acquisition method of accounting, competition within the industry, dependence on key personnel, government legislation and regulation, the risks associated with identification, completion and integration of any future acquisitions, risks related to Capital Bank NA’s technology and information systems, risks associated with the controlling interest of CBF in the Company, and risks associated with the limited liquidity of the Company’s common stock. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this press release.

SUPPLEMENTAL FINANCIAL DATA IS ATTACHED

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GREEN BANKSHARES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Successor Company				Predecessor Company
	Three Months Ended June 30, 2012	Three Months Ended March 31, 2012	Three Months Ended Dec. 31, 2011	Sept. 8 – Sept. 30, 2011	July 1 – Sept. 7, 2011	Three Months Ended June 30, 2011

Interest income	$–	$–	$–	$–	$18,480	$26,075
Interest expense	841	842	741	236	4,422	6,623
NET INTEREST INCOME (EXPENSE)	(841)	(842)	(741)	(236)	14,058	19,452
Provision for loan losses	–	–	–	–	15,513	14,333

NON-INTEREST INCOME	3,817	4,011	2,297	1,169	11,940	8,236

NON-INTEREST EXPENSE	430	194	188	95	29,585	24,770
Income (loss) before income taxes	2,546	2,975	1,368	838	(19,100)	(11,415)
Income tax provision (benefit)	(503)	(298)	(318)	(123)	974	(281)
NET INCOME (LOSS)	3,049	3,273	1,686	961	(20,074)	(11,134)
Preferred stock dividend and accretion of discount on warrants	–	–	–	–	(909)	(1,250)
Gain on retirement of Series A preferred allocated to common stockholders	–	–	–	–	11,188	–
Net income (loss) available to common shareholders	$3,049	$3,273	$1,686	$961	$(9,795)	$(12,384)

Per Share of Common Stock:
Basic earnings (loss)	$0.02	$0.02	$0.01	$0.01	$(0.75)	$(0.94)
Diluted earnings (loss)	$0.02	$0.02	$0.01	$0.01	$(0.75)	$(0.94)

GREEN BANKSHARES, INC.
(Unaudited) Consolidated Balance Sheets
(Dollars and shares in thousands except per share data)

Assets	June 30, 2012	Dec. 31, 2011
Cash and due from banks	$653	$2,091
Cash and cash equivalents	653	2,091
Equity method investment in Capital Bank, NA	324,281	315,293
Other assets	4,451	3,804
Total assets	$329,385	$321,188

Liabilities
Subordinated debentures	45,798	45,180
Deferred Tax Liability	15,620	15,608
Accrued interest payable and other liabilities	307	255
Total liabilities	61,725	61,043

Shareholders' Equity
Preferred stock: no par value, 1,000 shares authorized; 0 shares outstanding	–	–
Common stock: par value; 300,000 shares authorized; 133,160, shares outstanding	1,332	1,332
Additional paid in capital	257,628	257,627
Retained earnings	8,969	2,647
Accumulated other comprehensive loss	(269)	(1,461)
Total shareholders' equity	267,660	260,145
Total liabilities & shareholders' equity	$329,385	$321,188

GREEN BANKSHARES, INC.
SELECTED FINANCIAL DATA
(Dollars and shares in thousands except per share data)

	Successor Company				Predecessor Company
	As of or For the Period Ended				As of or For the Period Ended
	June 30, 2012	March 31, 2012	December 31, 2011	Sept. 8 – Sept. 30, 2011	July 1 – Sept. 7, 2011	June 30, 2011

Net loan charge-offs	$-	$-	$-	$-	$6,496	$16,714
Allowance for loan losses	$-	$-	$-	$-	$71,745	$62,728
Total average interest-earning assets	$-	$-	$-	$-	$1,918,543	$2,011,228
Other real estate owned and repossessed assets	$-	$-	$-	$-	$71,914	$79,690
Core deposit and intangibles, net of accumulated amortization	$-	$-	$-	$-	$5,084	$5,502

Tax equivalent net interest margin	NM	NM	NM	NM	3.91%	3.91%
Non-interest expense/tax equivalent net interest income and non- interest income	14.45%	6.12%	12.08%	10.18%	113.80%	89.46%
Average diluted common shares	133,160	133,160	133,160	133,174	13,146	13,127
End of quarter common shares outstanding	133,160	133,160	133,084	133,084	13,274	13,258
Total equity	$267,660	$262,609	$260,145	$258,678	$99,600	$122,046
Book value per common share	$2.01	$1.97	$1.95	$1.94	$2.30	$4.02
Tangible book value per common share	$1.68	$1.64	$1.62	$1.61	$1.92	$3.60
Tier 1 capital to average assets – Capital Bank, NA	11.4%	10.8%	10.4%	13.8%	N/A	N/A
Tier 1 capital to risk weighted assets - Capital Bank, NA	16.4%	16.1%	15.8%	16.0%	N/A	N/A
Total capital to risk weighted assets - Capital Bank, NA	17.6%	17.2%	16.7%	16.5%	N/A	N/A

Total assets	$329,385	$323,899	$321,188	$319,389	$2,241,339	$2,293,815

GREEN BANKSHARES, INC.
Consolidated Average Balances, Interest Rates and Yields

	Predecessor Company
	Three Months Ended June 30, 2011
	Average Balance	Interest	Average Rate
Interest-earning assets:
Loans(1)(2)	$1,482,864	$23,816	6.44%
Investment securities (2)	251,231	2,254	3.60%
Other short-term investments	277,133	170	0.24%
Total interest-earning assets	2,011,228	26,240	5.23%
Non-interest earning assets	335,683
Total assets	$2,346,911

Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	$1,070,869	$1,428	0.53%
Time deposits	691,008	3,133	1.82%
Total interest bearing-deposits	1,761,877	4,561	1.04%

Securities sold under repurchase and short-term borrowings	16,710	4	0.10%
Notes payable	158,493	1,570	3.97%
Subordinated debentures	88,662	488	2.21%
Total interest-bearing liabilities	2,025,742	6,623	1.31%

Non-interest bearing liabilities:
Demand deposits	166,387
Other liabilities	19,064
Total non-interest bearing liabilities	185,451
Total liabilities	2,211,193
Shareholders' equity	135,718
Total liabilities & shareholders' equity	$2,346,911

Net interest income		$19,617
Interest rate spread			3.91%
Net yield on interest-earning assets (net interest margin)			3.91%

(1)	Average loan balances exclude nonaccrual loans for the period presented.
(2)
Fully Taxable Equivalent ("FTE") at the rate of 35%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 35%. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.